EXHIBIT 99.1

CleanSpark Enters Texas Market with Land and Large-Scale Power Acquisition to Rapidly Deploy an AI Data Center in Greater Houston

Acquisition increases power under contract by 28%

271-acre site is positioned on a major fiber backbone with 285 MW of power to anchor CleanSpark’s expansion into high-performance compute and AI infrastructure

LAS VEGAS, October 29, 2025 — CleanSpark, Inc. (Nasdaq: CLSK), America’s Bitcoin Miner® (“CleanSpark” or the “Company”), announced today it has acquired the rights to approximately 271 acres of land in Austin County, Texas, and executed long-term power supply agreements totaling 285 megawatts to support the development of a next-generation data center campus (collectively, the “Transactions”). The Transactions position CleanSpark to deliver scalable, resilient, and energy-efficient capacity to meet accelerating demand from AI, cloud, and enterprise workloads.

Under the terms of the purchase agreement, the Company paid a combination of cash consideration and shares of the Company’s common stock at closing, plus additional cash consideration payable upon the occurrence of post-closing events.

Located on a regional fiber backbone and supported by strong grid infrastructure with close proximity to numerous high-capacity natural gas pipelines, which are being evaluated for industrial-scale behind-the-meter generation opportunities, the site provides a highly advantageous platform for CleanSpark’s continued diversification beyond bitcoin mining into high performance compute (HPC). The Transactions represent a key step in the Company’s long-term strategy to leverage its vertically integrated infrastructure-first model to unlock value across its power and land portfolio.

“This acquisition marks a major milestone in CleanSpark’s strategic business evolution,” said Matt Schultz, chief executive officer and chairman. “Securing power and land at this scale in one of the nation’s most attractive markets positions us to meet the accelerating demand for AI compute while continuing to deliver long-term value for our shareholders. We continue to lead in bitcoin mining, are actively reviewing AI conversion opportunities across our existing portfolio and have now entered the Texas market with a site purpose-acquired for an AI campus.”

“CleanSpark has built a track record of identifying and developing digital infrastructure in energy-advantaged regions,” said Harry Sudock, chief business officer. “This site sits strategically between Houston and Austin at the intersection of abundant power, fiber connectivity and pro-development energy policy. As we move into the design and construction phases of this project, we will evaluate opportunities to secure additional energy onsite and pursue other regional projects in parallel.”

“The Houston market is emerging as a premier destination for next-generation data center development,” said Jeffrey Thomas, senior vice president of AI data centers. “This acquisition provides CleanSpark with the footprint and power capacity needed to deliver large-scale, high-density compute solutions to global technology partners. CleanSpark is developing high-velocity compute deployment capabilities ideally suited for monetizing this type of capacity.”

A substation construction plan is already underway with the long lead time items secured, and CleanSpark intends to begin site design and development immediately, with phased development expected to support AI workloads as the Company continues to expand its digital infrastructure platform. Energization of more than 200 MW is expected in the first half of 2027.

Advisors

Katten Muchin Rosenman LLP served as legal advisor to CleanSpark.

About CleanSpark

CleanSpark (Nasdaq: CLSK), America's Bitcoin Miner®, is a market-leading data center developer with a proven track record of success. We own and operate a portfolio of more than 1.3 GW of power, land, and data centers across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence and capital stewardship, we optimize our infrastructure to deliver superior returns to our shareholders. Monetizing low-cost, high reliability energy by producing a global emerging critical resource – compute – positions us to prosper in an ever-changing world. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts, such as statements concerning the Transactions. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of CleanSpark’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others, the Company’s ability to execute on its business strategy, including its ability to diversify and expand into the data center development market, the Company’s limited experience with respect to the new markets it seeks to enter, including the data center development market, and the other risks described in the Company’s prior press releases and in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in those filings, and other risks the Company may identify from time to time. Forward-looking statements contained herein are made only as to the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact
Harry Sudock
702.989.7693
ir@cleanspark.com

Media Contact
Malory Van Guilder
651.335.0585
malory@skyya.com